UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement

On February 10, 2014, the Compensation Committee of the Board of Directors (the “Board”) of Demandware, Inc. (the “Company”) approved the 2014 Executive Short-Term Incentive Program (the “2014 Plan”), pursuant to which the Company’s executive officers are eligible to receive an annual cash bonus (a “Bonus Award”) based on the Company’s achievement of specified corporate thresholds and targets (90%) and on the executive’s individual performance (10%) for the year ending December 31, 2014. Under the 2014 Plan, the corporate performance metrics and weighting are as follows:

•	27% of the corporate performance portion of the Bonus Award is based upon adjusted EBITDA;

•	18% of the corporate performance portion of the Bonus Award is based upon renewal dollar percentage; and

•	45% of the corporate performance portion of the Bonus Award is based on Company performance at the discretion of the Compensation Committee of the Board.

Under the 2014 Plan, each executive officer has an established target award, as set forth on the table below, representing a percentage of such executive’s base salary for 2014. To the extent that the Company’s actual performance exceeds the full performance target with respect to a particular performance metric, the target bonus may be increased by up to 50%.

Executive Officer	2014 Target Bonus Award as a Percentage of Base Salary
Thomas D. Ebling	123%
Jeffrey G. Barnett	100%
Wayne R. Whitcomb	40%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: February 14, 2014	By:	/s/ Sheila M. Flaherty
Sheila M. Flaherty
Senior Vice President and General Counsel